                                                       Exhibit No. 28(ii)(c)



                                   FORM 11-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended                September 30, 1994
                          --------------------------------------------------

                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                        OF THOMASVILLE FURNITURE, INC.
                             401 East Main Street
                           Thomasville, N.C.  27360
                     (Full title and address of the Plan)














                       ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                        Lancaster, Pennsylvania  17604
              (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                       Page No.
                                                                       --------
Item 1.  Statements of Net Assets                                         4
         ------------------------

         September 30, 1994 and 1993


Item 2.  Statements of Changes in Plan Equity                             5-7
         ------------------------------------

         (a)  Year ended September 30, 1994
         (b)  Year ended September 30, 1993
         (c)  Year ended September 30, 1992



Notes to Financial Statements                                             8-11
- -----------------------------

Item 3.  Independent Auditors' Report                                     12
         ----------------------------


Exhibits
- --------

24.  Consent of Independent Auditor

                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                         RETIREMENT SAVINGS PLAN FOR HOURLY-PAID
                                         EMPLOYEES OF THOMASVILLE FURNITURE
                                         INDUSTRIES, INC.



March __, 1995                           By:    /s/ Richard O. Millen
                                            ------------------------------------
                                            Richard O. Millen
                                            Chairman of Thomasville Hourly-Paid
                                            Retirement Committee

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.
                            Statements of Net Assets
                          September 30, 1994 and 1993


                                      1994

                                                                                                Asset   Asset
                       Commingled Specialized  Money     Fixed    Armstrong   "OTC"     Asset    Mgr.    Mgr.    Loan
                         Equity     Equity     Market    Income     Stock    Portfolio  Manager Income  Growth Portfolio
                          Fund       Fund       Fund      Fund       Fund      Fd.      Fund     Fund    Fund    Fund      Total
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------
Assets:

Investments in
 master trust at
 fair value (note 3)    $465,846  $1,787,904  $20,577  $6,383,024  $850,417  $44,676  $93,661  $1,519  $7,882  $203,387  $9,858,893
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------

  Total assets          $465,846  $1,787,904  $20,577  $6,383,024  $850,417  $44,676  $93,661  $1,519  $7,882  $203,387  $9,858,893
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------

Plan equity             $465,846  $1,787,904  $20,577  $6,383,024  $850,417  $44,676  $93,661  $1,519  $7,882  $203,387  $9,858,893
                        ========  ==========  =======  ==========  ========  =======  =======  ======  ======  ========  ==========

                                     1993

                                                                                                Asset   Asset
                       Commingled Specialized  Money     Fixed    Armstrong   "OTC"     Asset    Mgr.    Mgr.    Loan
                         Equity     Equity     Market    Income     Stock    Portfolio  Manager Income  Growth Portfolio
                          Fund       Fund       Fund      Fund       Fund      Fd.      Fund     Fund    Fund    Fund      Total
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------
Assets:

Investments in
 master trust at
 fair value (note 3)    $499,160  $1,803,185  $13,805  $5,900,380  $828,332  $53,964  $   313  $   --  $   --  $178,401  $9,277,540
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------

  Total assets          $499,160  $1,803,185  $13,805  $5,900,380  $828,332  $53,964  $   313  $   --  $   --  $178,401  $9,277,540
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------

Plan equity             $499,160  $1,803,185  $13,805  $5,900,380  $828,332  $53,964  $   313  $   --  $   --  $178,401  $9,277,540
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------

See accompanying notes to financial statements.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.
                     Statements of Changes in Plan Equity
                Years Ended September 30, 1994, 1993, and 1992


                                     1994

                                                                                                Asset   Asset
                       Commingled Specialized  Money     Fixed    Armstrong   "OTC"     Asset    Mgr.    Mgr.    Loan
                         Equity     Equity     Market    Income     Stock    Portfolio  Manager Income  Growth Portfolio
                          Fund       Fund       Fund      Fund       Fund      Fd.      Fund     Fund    Fund    Fund      Total
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------
Plan equity at
 October 1, 1993        $499,160  $1,803,185  $13,805  $5,900,380  $828,332  $53,964  $   313  $   --  $   --  $178,401  $9,277,540
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------

Increases in plan
 equity:
  Contributions            5,788      38,612    3,846     348,617    47,582      748      833     554   2,976        --     449,556
  Dividends               18,382     191,388      542          --    24,484    2,542    2,146     106     194        --     239,784
  Interest                   912       2,843       55     433,604       534       --        9     366      --        --     438,323

  Realized gain(loss)
   on investments
   (note 3)                5,887       7,013       --          --    22,284      186     (696)   (513)   (274)       --      33,887
  Transfers (to) from
   other employee benefit
   plans of
   Armstrong World
   Industries, Inc.        2,576     (27,694)   2,624      (5,428)      786       --       --      --      --   (10,429)    (37,565)
  Loan activity, net      (9,243)     (2,792)     154     (26,429)    1,520       --      298   1,077      --    35,415          --
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------
                          24,302     209,370    7,221     750,364    97,190    3,476    2,590   1,590   2,896    24,986   1,123,985
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------

Decreases in plan
 equity:
  Unrealized
   appreciation
   (depreciation) of
   investments            (5,171)   (224,772)      --          --    11,076   (2,286)  (6,216)     (9)    (73)       --    (227,451)
  Benefits paid
   (note 4)              (45,422)    (61,339)      --    (148,260)  (60,160)      --       --      --      --        --    (315,181)
  Interfund transfers,
   net                    (7,023)     61,460     (449)   (119,460)  (26,021) (10,478)  96,974     (62)  5,059        --          --
                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------
                         (57,616)   (224,651)    (449)   (267,720)  (75,105) (12,764)  90,758     (71)  4,986        --    (542,632)

                        --------  ----------  -------  ----------  --------  -------  -------  ------  ------  --------  ----------
Plan equity at
 September 30, 1994     $465,846  $1,787,904  $20,577  $6,383,024  $850,417  $44,676  $93,661  $1,519  $7,882  $203,387  $9,858,893
                        ========  ==========  =======  ==========  ========  =======  =======  ======  ======  ========  ==========

See accompanying notes to financial statements.                      (Continued)

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                Statements of Changes in Plan Equity, Continued


                                     1993

                            Commingled  Specialized   Money      Fixed     Armstrong    "OTC"      Asset       Loan
                              Equity      Equity      Market     Income      Stock     Portfolio   Manager   Portfolio
                               Fund        Fund        Fund       Fund        Fund       Fd.       Fund        Fund       Total
                             --------   ----------   -------   ----------   --------   -------   -------     --------   ----------
Plan equity at
 October 1, 1992             $ 12,302   $   52,039   $ 7,626   $1,565,638   $582,701   $    --   $    --     $ 98,931   $2,319,237
                             --------   ----------   -------   ----------   --------   -------   -------     --------   ----------

Increases in plan equity:
  Contributions                 8,195       24,213     5,157      331,489     48,934       372        12           --      418,372
  Dividends                    16,872      141,129       286           --     23,698     4,081        --           --      186,066
  Interest                        938        2,958        34      423,048        595         6         1           --      427,580

  Realized gain(loss) on
   investments (note 3)         7,012        2,555        --           --     (5,799)      782        --           --        4,550
  Unrealized appreciation
   (depreciation) of
   investments                 26,902      236,224        --           --    241,799      (594)        5           --      504,336
  Transfers (to) from other
   employee benefit plans
   of Armstrong World
   Industries, Inc.           490,254    1,208,043     7,584    3,971,275      9,155        --        --      (13,115)   5,673,196
  Loan activity, net          (32,520)     (68,478)   (2,493)      11,809     (1,013)       90        20       92,585           --
                             --------   ----------   -------   ----------   --------   -------   -------     --------   ----------

                              517,653    1,546,644    10,568    4,737,621    317,369     4,737        38       79,470    7,214,100
                             --------   ----------   -------   ----------   --------   -------   -------     --------   ----------

Decreases in plan equity:
  Benefits paid (note 4)       (2,093)      (3,363)   (3,225)    (179,542)   (67,091)     (483)       --           --     (255,797)
  Interfund transfers, net    (28,702)     207,865    (1,164)    (223,337)    (4,647)   49,710       275           --           --
                             --------   ----------   -------   ----------   --------   -------   -------     --------   ----------

                               30,795      204,502    (4,389)    (402,879)   (71,738)   49,227       275           --     (255,797)
                             --------   ----------   -------   ----------   --------   -------   -------     --------   ----------

Plan equity at
 September 30, 1993          $499,160   $1,803,185   $13,805   $5,900,380   $828,332   $53,964   $   313     $178,401   $9,277,540
                             ========   ==========   =======   ==========   ========   =======   =======     ========   ==========

See accompanying notes to financial statements.                      (Continued)

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                Statements of Changes in Plan Equity, Continued


                                     1992

                                  Commingled   Specialized      Money      Fixed Income    Armstrong       Loan
                                 Equity Fund   Equity Fund   Market Fund       Fund       Stock Fund   Portfolio Fund     Total
                                 -----------   -----------   -----------   ------------   ----------   --------------     -----
Plan equity at October 1, 1991    $ 6,883        $16,499        $1,741      $1,291,147     $603,178       $    --       $1,919,448
                                  -------        -------        ------      ----------     --------       -------       ----------

Increases in plan equity:
  Contributions                     4,262         20,402         6,209         335,869       52,555            --          419,297
  Dividends                           341          4,266           149              --       22,669            --           27,425
  Interest                             49             61            25         128,452          284            --          128,871

  Loan activity, net                 (535)       (2,372)          (200)        (91,545)      (3,521)       98,173               --
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                --             --          (700)        (10,767)       2,414           758           13,239
                                  -------        -------        ------      ----------     --------       -------       ----------

                                    4,117         22,357         5,483         383,543       74,401        98,931          588,832
                                  -------        -------        ------      ----------     --------       -------       ----------

Decreases in plan equity:
  Realized gain (loss) on
   investments (note 3)                 3            809            --              --       (5,305)           --           (4,493)
  Unrealized appreciation
   (depreciation) of investments      521         (2,518)           --              --      (61,619)           --          (63,616)
  Benefits paid (note 4)               --           (619)           --         (97,882)     (22,433)           --         (120,934)
  Interfund transfers, net            778         15,511           402         (11,170)      (5,521)           --               --
                                  -------        -------        ------      ----------     --------       -------       ----------

                                    1,302         13,183           402        (109,052)     (94,878)           --         (189,043)
                                  -------        -------        ------      ----------     --------       -------       ----------

Plan equity at
 September 30, 1992               $12,302        $52,039        $7,626      $1,565,638     $582,701       $98,931       $2,319,237
                                  =======        =======        ======      ==========     ========       =======       ==========

See accompanying notes to financial statements.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                         Notes to Financial Statements


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of Presentation
          ---------------------

          The accompanying financial statements have been prepared on the accrual basis.

     (b)  Investments in Master Trust
          ---------------------------

          The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at contract value which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

          Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

          Realized gains and losses on investments are determined by the average cost method.

     (c)  Expenses
          --------

          All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------

     Thomasville Furniture Industries, Inc. (the Company), a wholly-owned subsidiary of Armstrong World Industries, Inc., adopted on February 1, 1988, the Retirement Savings Plan for Hourly-Paid Employees of Thomasville Furniture Industries, Inc. (the Plan). The Plan is a defined contribution plan established for the purpose of providing to eligible hourly-paid employees a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees. Effective January 1, 1992, the Plan was amended to provide for a participant loan feature.

     The Company's Board of Directors amended the Plan, effective October 1, 1992, to permit former participants of the Capital Accumulation Plan for Commissioned Sales Representatives of Thomasville Furniture Industries, Inc. (the CAP Plan) to make a rollover contribution into the Plan of their CAP Plan account balances. During the Plan year ended September 30, 1993, rollover contributions made to the Plan totaled $5.9 million. The CAP Plan participants are fully vested with regard to their rollover amounts, but are ineligible to make further contributions to the Plan. CAP Plan participants are treated as members of the Plan with regard to provisions addressing investment, distribution, withdrawal, and loan eligibility.

     During the Plan year ended September 30, 1993, four investment options were added to the Plan. Effective January 1, 1993, an over-the-counter portfolio mutual fund was made available for participant investment and, effective September 1, 1993, three Asset Manager mutual funds became investment options.

     Participants may elect to make contributions to the Plan, up to 15 percent of their before-tax compensation, as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' contributions together with dividends, interest, other income, and realized and unrealized gains and losses allocated thereon.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)


     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

(3)  Investments in Master Trust
     ---------------------------

     Assets are held in a Master Trust administered by Fidelity Management Trust Co., as Trustee, and are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1994, there were 35 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1994, there were 87 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1994, there were 14 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1994, the interest rates ranged between 5.69% and 12.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1994, there were 533 active participants in this investment fund.

5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1994, there were 458 active participants in this investment fund. Common stock shares held by the fund at September 30, 1994 and 1993 were 19,606 and 19,900, respectively.

6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1994, there were 4 active participant in this investment fund.

7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1994, there were 6 active participant in this investment fund.

8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1994, there were 2 active participants in this investment fund.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)


9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1994, there were 4 active participants in this investment fund.

10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1994, there were 132 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1994 and 1993:

                               September 30, 1994            September 30, 1993
                               ------------------            ------------------
     Investment                Cost     Fair Value           Cost     Fair Value
     ----------                ----     ----------           ----     ----------
Commingled equity        $  442,376     $  465,846     $  470,519     $  499,160
Specialized equity        1,775,176      1,787,904      1,565,685      1,803,185
Money market                 20,577         20,577         13,805         13,805
Fixed income              6,383,024      6,383,024      5,900,380      5,900,380
Armstrong stock             698,694        850,417        687,685        828,332
OTC protfolio                47,556         44,676         54,558         53,964
Asset manager                99,872         93,661            308            313
Asset manager income          1,528          1,519             --             --
Asset manager growth          7,955          7,882             --             --
Loan portfolio              203,387        203,387        178,401        178,401
                         ----------     ----------     ----------     ----------
                         $9,680,145     $9,858,893     $8,871,341     $9,277,540
                         ==========     ==========     ==========     ==========

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1994, 1993, and 1992 are presented below:

                            Aggregate      Aggregate       Realized
                            ---------      ---------       --------
                             Proceeds           Cost     Gain(Loss)
                             --------           ----     ----------
     1994
     ----
Commingled equity          $   64,647     $   58,760     $    5,887
Specialized equity            396,430        389,417          7,013
Armstrong stock                87,480         65,196         22,284
OTC portfolio                  11,000         10,814            186
Asset manager                   9,388         10,084           (696)
Asset manger income            14,762         15,275           (513)
Asset manager growth            4,726          5,000           (274)
                           ----------     ----------     ----------
                           $  588,433     $  554,546     $   33,887
                           ==========     ==========     ==========
     1993
     ----
Commingled equity          $  220,464     $  213,452     $    7,012
Specialized equity            238,812        236,257          2,555
Armstrong stock                76,506         82,305         (5,799)
OTC portfolio                 104,846        104,064            782
                           ----------     ----------     ----------
                           $  640,628     $  636,078     $    4,550
                           ==========     ==========     ==========

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                         Notes to Financial Statements




       1992                    Aggregate       Aggregate         Realized
       ----                    ---------       ---------         --------
                                Proceeds            Cost       Gain(Loss)
                                --------            ----       ----------
Commingled equity                $   402         $   399          $     3
Specialized equity                 3,619           2,810              809
Armstrong stock                   36,505          41,810           (5,305)
                                 -------         -------          -------
                                 $40,526         $45,019          $(4,493)
                                 =======         =======          =======

(4)  Benefits
     --------

     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

     Under the rules of the Plan, the participant may borrow up to 90 percent of his account, other than amounts attributable to tax deductible contributions or amounts invested in the Armstrong Stock Fund, with the approval of the Plan Administrator. The amount of the loan is transferred to a Loan Reserve pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Retirement Savings Plan Committee in accordance with prevailing interest rates. The loans are reflected in the Loan Portfolio investment fund. Loan repayments are made by payroll deductions or in a manner agreed to by the employee and the Plan Administrator.

(5)  Obligation for Benefits
     -----------------------

     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or insurance contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an insurance contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------

     The Internal Revenue Service issued its latest determination letter on April 13, 1990, which stated that the Plan qualifies under the applicable provisions of the Internal Revenue Code and therefore is exempt from federal income taxes. The Plan has been amended to conform with current tax law changes. The amended Plan instruments will be submitted to the Internal Revenue Service for a letter of determination that the Plan continues to qualify as exempt from federal taxes. In the opinion of the Plan administrator, the Plan remains qualified under the applicable provisions of the Internal Revenue Code.

                         Independent Auditors' Report
                         ----------------------------



The Retirement Committee
Thomasville Furniture Industries, Inc.



We have audited the accompanying statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Thomasville Furniture Industries, Inc. as of September 30, 1994 and 1993 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Retirement Savings Plan for Hourly-Paid Employees of Thomasville Furniture Industries, Inc. as of September 30, 1994 and 1993 and the changes in its plan equity for each of the years in the three-year period ended September 30, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
January 19, 1995

                                 EXHIBIT INDEX


24    Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------



The Retirement Committee
Thomasville Furniture Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-18998 on Form S-8 of Armstrong World Industries, Inc. of our report dated January 19, 1995, relating to the statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Thomasville Furniture Industries, Inc. as of September 30, 1994 and 1993 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1994, which report is included herein.

KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
March 23, 1995